UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

Commission File Number: 333-179321

GREAT EAST ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Delaware	46-0525801
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

173 Keith St., Suite 300
Warrenton, VA 20186
(Address of principal executive offices)

Tel: 540-347-2212
Fax: 540-347-2291
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported in the Current Report on Form 8-K filed by Great East Energy, Inc., a Delaware corporation (formerly Epsilon Corp., the “Company”) with the SEC on November 26, 2013, on November 25, 2013 the Company’s wholly-owned subsidiary Great East Energy, Inc., a Nevada corporation, completed the acquisition of 1,000 shares of equity capital of Synderal Services LTD, a corporation organized under the laws of the Republic of Cyprus ("SSL"), representing all issued and outstanding shares of SSL, for $1,250,000. SSL is engaged in the gas exploration and production business in Ukraine through its two wholly-owned subsidiaries, Limited Liability Company NPK-KONTAKT and Limited Liability Company LISPROMGAZ, each a legal entity formed under the laws of Ukraine. The Company is filing this Current Report on Form 8-K/A to include the financial statements of SSL.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements of SSL, NPK-KONTAKT and LISPROMGAZ are appended to this Current Report beginning on page F-1.

2

SYNDERAL SERVICES LTD

Interim consolidated financial statements

for the three and nine months ended September 30, 2013

SYNDERAL SERVICES LTD Interim
consolidated financial statements for the three and nine months ended September 30, 2013

SYNDERAL SERVICES LTD Interim
consolidated financial statements for the three and nine months ended September 30, 2013

CONSOLIDATED and COMBINED BALANCE SHEET

(in USD, unless otherwise stated)

	Consolidated September 30, 2013	(audited) Combined December 31, 2012
ASSETS
Current assets
Cash	35,532	197,101
Accounts receivable, net	9,870	21,964
Investments	125	340,576
Inventories, net	55,016	57,038
Other current assets	3,943	4,940
Deferred income tax assets	3,460	3,519
	107,946	625,138

Property, plant and equipment, net	1,116,763	1,201,631
Deferred income tax assets	19,418	11,511
TOTAL ASSETS	1,244,127	1,838,280

LIABILITIES
Current liabilities
Loans received	-	370,848
Bank overdraft	442	304
Accounts payable and accrued liabilities	27,774	82,930
Taxes payable	10,127	74,283
	38,343	528,365

Notes issued	-	25,890
Asset retirement obligations	56,876	53,591
TOTAL LIABILITIES	95,219	607,846

EQUITY
Common stock (authorized 1000 shares; €1 par value;
1000 shares issued at September 30, 2013 and December 30, 2012)	1,417	1,417
Additional paid-in capital	63,362	-
Retained earnings	1,089,608	1,233,995
Accumulated other comprehensive income	(5,479)	(4,978)
TOTAL EQUITY	1,148,908	1,230,434

TOTAL LIABILITIES AND EQUITY	1,244,127	1,838,280

The information in the Notes to interim consolidated financial statements is an integral part of these statements.

SYNDERAL SERVICES LTD Interim
consolidated financial statements for the three and nine months ended September 30, 2013

CONSOLIDATED and COMBINED STATEMENT OF COMPREHENSIVE INCOME

(in USD, unless otherwise stated)

	Three months ended		Nine months ended
	Consolidated September 30, 2013	Combined September 30, 2012	Consolidated September 30, 2013	Combined September 30, 2012
REVENUES AND OTHER INCOME
Gas sales	69,672	75,654	212,845	183,719
Other sales	14,215	11,441	23,635	39,417
Other income	3,070	6,809	19,357	20,189
	86,957	93,904	255,837	243,325
COSTS AND OTHER DEDUCTIONS
Operating and maintenance expenses	(70,293)	(58,925)	(182,894)	(142,989)
General and administrative expenses	(38,354)	(26,718)	(131,783)	(78,408)
Depreciation, depletion and amortization	(25,677)	(27,064)	(80,978)	(81,132)
	(134,324)	(112,707)	(395,655)	(302,529)

Finance costs	(6,382)	(865)	(8,240)	(2,490)
Income from sale of ERUs	-	215,903	-	215,903
PROFIT (LOSS) BEFORE INCOME TAX	(53,749)	196,235	(148,058)	154,209

Income tax income (expenses)	(3,230)	(42,649)	3,671	(35,848)
NET PROFIT (LOSS)	(56,979)	153,586	(144,387)	118,361

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	(1)	(124)	(501)	(515)
	(1)	(124)	(501)	(515)

COMPREHENSIVE INCOME	(56,980)	153,462	(144,888)	117,846

The information in the Notes to interim consolidated financial statements is an integral part of these statements.

SYNDERAL SERVICES LTD Interim
consolidated financial statements for the three and nine months ended September 30, 2013

CONSOLIDATED and COMBINED STATEMENT OF CASH FLOWS

(in USD, unless otherwise stated)

	Nine months ended
	Consolidated September 30, 2013	Combined September 30, 2012
OPERATING ACTIVITIES
Net profit (loss)	(144,387)	118,361
Adjustments to reconcile net profit (loss) to net cash provided by or (used in) operating activities:
Depreciation, depletion and amortization	80,978	81,132
Deferred income taxes	(7,848)	(7,452)
Accretion expense	3,285	3,857
Finance costs	8,240	2,490
Other	705	61
Working capital adjustments:
Change in accounts receivable	12,094	7,627
Change in inventories	6,666	(1,984)
Change in advances paid and deferred expenses	(1,188)	595
Change in accounts payable and accrued liabilities	(1,992)	1,818
Change in prepaid taxes and taxes payable	(61,972)	42,444
Net cash flows (used in) or provided by operating activites	(105,419)	248,949

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(1,459)	(26,324)
Change in deposits	20,018	(20,149)
Receipts from collections of loans issued	320,433	-
Acquisition of subsidiaries	(53,164)	-
Net cash flows (used in) or provided by investing activities	285,828	(46,473)

FINANCING ACTIVITIES
Proceeds from loans received	63,500	1,490
Repayments of loans received	(370,848)	-
Repayments of notes issued	(34,130)	-
Net cash flows (used in) or provided by financing activities	(341,478)	1,490

Effect of translation to presentation currency	(500)	(79)

Net change in cash	(161,569)	203,887

Cash at the beginning of year	197,101	25,660

Cash at the end of year	35,532	229,547

Cash paid during the period for:
Income taxes paid	4,171	280

Noncash financing activities during the period
Transfer of loan received to additional paid-in capital	63,362	-

The information in the Notes to interim consolidated financial statements is an integral part of these statements.

SYNDERAL SERVICES LTD Interim
consolidated financial statements for the three and nine months ended September 30, 2013
CONSOLIDATED and COMBINED STATEMENT OF EQUITY

(in USD, unless otherwise stated)

	SSL share of equity
	Share capital	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Total equity

As of December 31, 2011 (Combined)	1,417	-	1,138,804	(4,475)	1,135,746

Net profit	-	-	118,361	-	118,361
Other comprehensive income	-	-	-	(515)	(515)

As of September 30, 2012 (Combined)	1,417	-	1,257,165	(4,990)	1,253,592

As of December 31, 2012 (Combined)	1,417	-	1,233,995	(4,978)	1,230,434

Net loss	-	-	(144,387)	-	(144,387)
Other comprehensive income	-	-	-	(501)	(501)

Contribution of additional paid-in capital	-	63,362	-	-	63,362

As of September 30, 2013 (Consolidated)	1,417	63,362	1,089,608	(5,479)	1,148,908

The information in the Notes to interim consolidated financial statements is an integral part of these statements.

SYNDERAL SERVICES LTD Interim
consolidated financial statements for the three and nine months ended September 30, 2013

Notes to interim consolidated financial statements

1 General information

These interim consolidated financial statements are the responsibility of the management of Synderal Services LTD ("Company"). The statements were prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and fairly represent the transactions and financial position of the Company.

For the purposes of these interim consolidated financial statements the Company and its subsidiaries (together, the “Group”) have been presented as follows:

			Ownership, % as of
The entities of the Group		Country of incorporation	September 30, 2013	September 30, 2012

Synderal Services LTD	Parent company	Cyprus
NPK-Kontakt LLC	Subsidiary	Ukraine	100.00	100.00
Lispromgaz LLC	Subsidiary	Ukraine	100.00	100.00

The Company, Synderal Services LTD, was incorporated in Cyprus as a private limited liability company on 2 August 2011. The Company is domiciled in Cyprus and its registered office is at 155 Archiepiskopou Makariou III, Proteas House 5th floor, 3026 Limassol, Cyprus.

The Group’s principal business is the extraction and sale of methane gas in Luhansk region, Ukraine.

2 Basis of Consolidation, Combination and Going Concern

Consolidation and Combination
The Group’s entities maintain accounting books and records in local currencies of their domicile in accordance with the requirements of respective accounting and tax legislations. The accompanying consolidated financial statements have been prepared in order to present the Group's financial position and its results of operations and cash flows in accordance with US GAAP and are expressed in terms of US Dollars ($), unless otherwise stated.

On 15 March 2013 the Company acquired 100% shareholding in Lispromgaz LLC for €18,000 ($23,567) and 100% shareholding in NPK- Kontakt LLC for €23,000 ($30,097). The amount of acquisition of the 100% shareholdings was paid in September, 2013 the financial information of LLCs as of March 15, 2013 was impractical. As a result, January 1, 2012 was used.

The acquisition of NPK-Kontakt LLC and Lispromgaz LLC, the entities under common control with Synderal Services LTD, in March 2013 has resulted in a change in the reporting entity. These acquisitions have been accounted for as common control transactions. As all entities of the Group are under common control, the assets and liabilities acquired were recorded at the historical carrying value and the combined financial statements were provided to reflect the Group as if NPK-Kontakt LLC and Lispromgaz LLC had been owned by Synderal Services LTD since the date of its incorporation.

The combined financial statements are based upon the historical financial statements of Synderal Services LTD, NPK-Kontakt LLC and Lispromgaz LLC and certain adjustments that rely on preliminary estimates and certain assumptions which the Company believes are reasonable under the circumstances.

The adjustments made in preparing the interim consolidated financial statements are as follows:

- elimination of intra-entity transactions between NPK-Kontakt LLC and Lispromgaz LLC;
- elimination of intra-entity balances between NPK-Kontakt LLC and Lispromgaz LLC;
- elimination of share capital of NPK-Kontakt LLC and Lispromgaz LLC and representation of payables for acquisition of subsidiaries incurred in connection with acquisition of NPK-Kontakt LLC and Lispromgaz LLC in March 2013.

Going Concern
The accompanying unaudited interim consolidated/combined financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities. For the nine months ended September 30, 2013, the Company incurred a net loss of $144,387 and cash used in operations of $105,419; which resulted in a cash balance of $35,532 as of September 30, 2013. Accordingly, the Company does not have sufficient resources to fund its operations for the next twelve months. These facts indicate that there is substantial doubt of the Company’s continuation as a going concern.

The Company needs to raise additional funds under satisfactory commercial terms in order to satisfy its working capital requirements and seek to achieve profitability. The accompanying unaudited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

SYNDERAL SERVICES LTD Interim
consolidated financial statements for the three and nine months ended September 30, 2013
Notes to interim consolidated financial statements

3 Summary of significant accounting policies

Basis of Presentation
The preparation of financial statements in conformity with US GAAP requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Reporting and functional currency
The Company’s functional and Group’s reporting currency is the US dollar ("USD").

The national currency of Ukraine, Ukrainian Hryvnia (“UAH”) is the functional currency for the Group’s entities that operate in Ukraine. Monetary assets and liabilities denominated in currencies other than the US dollar have been translated into the US dollar at the rate prevailing at each balance sheet date. Non-monetary assets and liabilities in currencies other than the US dollar have been translated into US dollars at historical rates. Non US dollar revenues, expenses and cash flows have been translated into US dollars at rates which approximate actual rates at the date of the transaction. Translation differences resulting from the use of these rates are included in the statement of income.

The cumulative translation effects for those entities using functional currencies other than the US dollar are included in “Foreign currency translation adjustment” on the statement of equity.

Revenue recognition
Revenues from the sale of natural gas are recognized in accordance with ASC No. 605. In all cases, revenue is recognized, when title passes to customer, is delivered, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sale price is fixed or determinable.

Cash
Cash comprises cash balances, call deposits and certificates of deposit with an original maturity of less than three months.

Inventories
Inventories are stated at the lower of current market value or cost. The cost of inventories is based on the FIFO method and includes expenditures and other charges directly and indirectly incurred in bringing the inventory to its existing condition and location.

Accounts receivable
Accounts receivable are recorded at their transaction amounts less allowance for doubtful debts. Allowance for doubtful debts is recorded to the extent that there is a likelihood that any of the amounts due will not be obtained. The allowance is based on historical experience, current and expected economic trends and specific information about customer accounts. Accordingly, actual results may differ from these estimates under different assumptions or conditions.

Property, plant and equipment
Depreciation, depletion and amortization, based on cost less estimated salvage value of the asset, are primarily determined under either the unit-of-production method or the straight-line method, which is based on estimated asset service life taking obsolescence into consideration. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

Production costs are expensed as incurred. Production involves lifting the gas to the surface and gathering, treating, field processing and field storage of the gas. Production costs are those incurred to operate and maintain wells and related equipment and facilities. These costs become part of the cost of gas produced.

Interest costs incurred to finance expenditures during the construction phase of multiyear projects are capitalized as part of the historical cost of acquiring the constructed assets. The project construction phase commences with the development of the detailed engineering design and ends when the constructed assets are ready for their intended use.

Gas properties (wells) are accounted for using the successful efforts method of accounting whereby property acquisitions, successful exploratory wells, development costs, and support equipment and facilities are capitalized and depleted using the unit-of-production method. Unsuccessful exploratory wells are expensed when a well is determined to be non-productive. Other exploratory expenditures, including geological and geophysical cost are expensed as incurred.

The Group capitalizes costs related to exploratory wells and exploratory-type stratigraphic wells for more than one year if the well has found a sufficient quantity of reserves to justify its completion as a producing well and the company is making sufficient progress assessing the reserves and the economic and operating viability of the project. If these conditions are not met or if information that raises substantial doubt about the economic or operational viability of the project is obtained, the well would be assumed impaired, and its cost, net of any salvage value, would be charged to expenses.

The capitalized costs of all other plant and equipment are depreciated or amortized over their estimated useful lives on a straight-line basis.

SYNDERAL SERVICES LTD Interim
consolidated financial statements for the three and nine months ended September 30, 2013
Notes to interim consolidated financial statements

3 Summary of significant accounting policies (Continued)

Property, plant and equipment (Continued)
Long-lived assets, including gas properties, are assessed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Such events include write-downs of proved reserves based on field performance, significant decreases in the market value of an asset, significant change in the extent or manner of use of or a physical change in an asset, and a more-likely-than-not expectation that a long-lived asset or asset group will be sold or otherwise disposed of significantly sooner than the end of its previously estimated useful life. Recoverability of assets to be held and used is measured by a comparison of their carrying amount with their estimated undiscounted future cash flows expected to be generated by such aseets. Impaired assets are written down to their estimated fair values, generally their discounted, future net before-tax cash flows.

Asset retirement obligation and environmental liabilities
The Group incurs retirement obligations for certain assets. These obligations may include the costs of asset disposal and additional soil remediation. The fair value of a liability for an asset retirement obligation is recorded as a liability when there is a legal obligation associated with the retirement of a long-lived asset and the amount can be reasonably estimated. In the estimation of fair value, the Group uses assumptions and judgments regarding such factors as the existence of a legal obligation for an asset retirement obligation; technical assessments of the assets; estimated amounts and timing of settlements; discount rates; and inflation rates. The costs associated with these liabilities are capitalized as part of the related assets and depreciated. Over time, the liabilities are accreted for the change in their present value.

Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. Environmental expenditures that relate to ongoing operations or to conditions caused by past operations are expensed. Expenditures that create future benefits or contribute to future revenue generation are capitalized.

The gross amount of environmental liabilities is based on the company’s best estimate of future costs using currently available technology. Future amounts are not discounted.

Income taxes
Income taxes represent amounts paid or estimated to be payable, net of amounts refunded or estimated to be refunded, for the current year and the change in deferred taxes, exclusive of amounts recorded in other comprehensive income.

Deferred income tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities and are recognized using enacted tax rates for the effect of such temporary differences. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

In accounting for uncertainty in income taxes of a tax position taken or expected to be taken in a tax return, the Group utilizes a recognition threshold and measurement attribute for the financial statement recognition and measurement. The recognition threshold requires the Group to determine whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position in order to record any financial statement benefit. If it is more likely than not that a tax position will be sustained, then the Group must measure the tax position to determine the amount of benefit to recognize in financial statements. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The Group recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense.

4 Income from sale of ERUs

Due to coal mine methane exploration, the Group generates greenhouse gas Emission Reduction Units (ERUs), which could be sold according to the procedure established by Kyoto Protocol.

In 2012 the Group verified 215 thousand tons of ERUs CO2 equivalent and sold it in July to Carbon Resource Management S.A. for €175,688.

5 Income tax income (expenses)

	Three months ended September 30,		Nine months ended September 30
	2013	2012	2013	2012
Current income tax expense	(4,177)	(43,297)	(4,177)	(43,300)
Deferred tax	947	648	7,848	7,452
	(3,230)	(42,649)	3,671	(35,848)

For the Group’s major tax jurisdiction (Ukraine), the latest period for which income tax examinations had been finalized is the period that ended June 30, 2013.

As of September 30, 2013 the Group does not have any unrecognized tax benefits and thus no interest and penalties related to unrecognized tax benefits were accrued.

SYNDERAL SERVICES LTD Interim
consolidated financial statements for the three and nine months ended September 30, 2013

Notes to interim consolidated financial statements

5 Income tax income (expenses) (Continued)

Tax effects of temporary differences for:

	Consolidated September 30, 2013	(audited) Combined December 31, 2012

Current deferred tax assets and liabilities
Deferred tax assets
Inventories	2,779	2,779
Accounts payable and accrued liabilities	681	740
Net current deferred tax assets	3,460	3,519

Noncurrent deferred tax assets and liabilities
Deferred tax assets
Property, plant and equipment	10,318	6,023
Asset retirement obligations	9,100	8,575
Tax loss carryforwards	1,153	703
Deferred tax assets valuation allowance	(1,153)	(703)
	19,418	14,598
Less: Offset of deferred tax assets and liabilities	-	(3,087)
Net noncurrent deferred tax assets	19,418	11,511

Deferred tax liabilities
Property, plant and equipment	-	(1,769)
Notes issued	-	(1,318)
	-	(3,087)
Less: Offset of deferred tax assets and liabilities	-	3,087
Net noncurrent deferred tax liabilities	-	-

As of September 30, 2013 the Group had tax loss carryforwards of $11,501 (2012 - $4,056). Under current Cyprus legislation, tax losses may be carried forward and be offset against taxable income of the five succeeding years. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred income tax assets are deductible, management does not expect that deferred assets for operating loss carryforwards will be realised.

The valuation allowance relates to deferred tax assets for operating loss carryforwards and reduces the deferred tax assets to amounts that are, in management’s assessment, more likely than not to be realized.

6 Accounts receivable, net

	Consolidated September 30, 2013	(audited) Combined December 31, 2012
Trade receivable	9,408	13,411
Other receivable	462	8,553
	9,870	21,964

7 Investments

	Consolidated September 30, 2013	(audited) Combined December 31, 2012
Loans issued	-	320,433
Deposits	125	20,143
	125	340,576

Loans issued are non-interest loans, issued to related parties. Loans issued are shot-term loans (less than year), which were prolonged more than once. The final maturity date was December 31, 2013. As of September 30, 2013 loans issued were fully repaid.

8 Property, plant and equipment

	Consolidated September 30, 2013	(audited) Combined December 31, 2012
Wells and related equipment and facilities	1,199,912	1,209,354
Other assets	658,032	657,287
	1,857,944	1,866,641
Less: Accumulated depletion and depreciation	(741,181)	(665,010)
	1,116,763	1,201,631

The Group’s property, plant and equipment listed above include asset retirement costs associated with its asset retirement obligations (Note 11).

SYNDERAL SERVICES LTD Interim
consolidated financial statements for the three and nine months ended September 30, 2013
Notes to interim consolidated financial statements

8 Property, plant and equipment (continued)

Exploratory wells
The following two tables provide details of the changes in the balance of suspended exploratory well costs as well as an aging summary of those costs.

Change in capitalized suspended exploratory well costs:

	Nine months ended	Nine months ended
	September 30, 2013	September 30, 2012
Beginning balance	412,028	412,193
Effect of translation to presentation currency	-	(165)
Ending balance	412,028	412,028

Aging of capitalized suspended exploratory well costs:

		(audited)
	Consolidated September 30, 2013	Combined December 31, 2012

Capitalized for a period of one year or less	-	-
Capitalized for a period of between one and five years	33,283	33,283
Capitalized for a period of between five and ten years	378,745	378,745
	412,028	412,028

Capitalized exploratory well costs are related to one project, represented by two wells drilled in 2003: $179,847 and $232,181 as of September 30, 2013.

Due to technical and geological reasons, the wells were suspended in 2005. Currently, the Company is considering an overhaul and intensification of gas produced from these wells. The final assessment of the operational and economic viability of the production from that wells is expected at the end of 2014.

9 Loans received

Loans received are non-interest unsecured loans, received from related parties. Loans received are shot-term loans (less than year), which were prolonged more than once. The final maturity date was December 31, 2013.

As of September 30, 2013 loans received were fully repaid.

10 Notes issued

		(audited)
	Consolidated September 30, 2013	Combined December 31, 2012
Note issued due September 2014	-	9,234
Note issued due October 2015	-	5,622
Note issued due September 2014	-	11,034
	-	25,890

Notes issued are non-interest unsecured notes, issued to related parties. They are measured at amortized cost using the effective interest rate 15%. Accompanying expenses are presented in item 'Finance costs'. As of September 30, 2013 notes issued were fully repaid. The fair value hierarchy for notes issued is Level 3 and was determined through the use of present value and specific notes terms.

11 Asset retirement obligations

Change in asset retirement obligations:

	Nine months ended	For the Year Ended
	September 30, 2013	December 31, 2012
Beginning balance	53,591	48,754
Accretion expense	3,285	4,857
Effect of translation to presentation currency	-	(20)
Ending balance	56,876	53,591

Asset retirement obligations incurred in the current period were Level 3 (unobservable inputs) fair value measurements.

SYNDERAL SERVICES LTD Interim
consolidated financial statements for the three and nine months ended September 30, 2013
Notes to interim consolidated financial statements

12 Contingencies and commitments

Operating environment
The principal business activities of the Group are within Ukraine. Emerging markets such as Ukraine are subject to different risks than more developed markets, including economic, political and social, legal and legislative risks. As has happened in the past, actual or perceived financial problems or an increase in the perceived risks associated with investing in emerging economies could adversely affect the investment climate in Ukraine and the Ukraine’s economy in general. Laws and regulations affecting businesses operating in Ukraine are subject to rapid changes and the Group’s assets and operations could be at risk if there are any adverse changes in the political and business environment.

Taxation
The tax environment in Ukraine is constantly changing and characterized by numerous taxes and frequently changing legislation, which may be applied retroactively and are often unclear, contradictory, and subject to interpretation. Taxes are subject to review and investigation by a number of authorities, which are enabled by law to impose severe fines, penalties and interest charges and these amounts could be material. Future tax examinations could raise issues or assessments which are contrary to the Group companies’ tax filings.

Management believes that it has provided adequately for tax liabilities based on its interpretations of applicable tax legislation and official pronouncements.

Environmental liabilities
The Group routinely evaluates their obligations relating to new and changing environmental legislation.

As liabilities in respect of the Group’s environmental obligations are able to be determined, they are recognized immediately. The likelihood and amount of liabilities relating to environmental obligations under proposed or any future legislation cannot be reasonably estimated at present and could become material. Under existing legislation, however, management believes that there are no significant unrecorded liabilities or contingencies, which could have a materially adverse effect on the operating results or financial position of the Group.

Other contingencies
On 9 May 2013, the Company's parent company (Carapetta Investments Limited) entered into an agreement with Bezerius Holdings Ltd, where the former agreed to sell to the latter 100% of the share capital owned of the Company.

The sale is still pending as at the date of this report and will be only fullfilled subject to the terms and conditions outlined in Article (V) of the “Agreement of purchase and sale of shares”.

On the same date, the Company's parent company, the Company and its subsidiaries (the pledgors) entered into several pledge agreements with Bezerius Holdings Ltd (the pledgee), in order to secure the fullfilment of the agreement referred to above:
- a Pledge of Share Agreement, that provides for 100% shares of Synderal Services LTD;
- a Pledge of Participatory Interest Agreement, that provides for 100% shareholdings in Lispromgaz LLC and NPK-Kontakt LLC;
- a Pledge of Assets Agreement, that provides for pledge of the property, plant and equipment with a book value of $417,154.

Notwithstanding existence of these pledge agreements, terms and conditions stated to the original 'Agreement of purchase and sale of shares' have to be fully met, before the completion of the sale is considered valid.

The mentioned above agreement was completed before September 30, 2013; and the accompanying pledge agreements were completed in October, 2013.

13 Subsequent events

On 19 November 2013 Bezerius Holdings Ltd and Great East Energy, Inc.completed the agreement of sale of 100% of the share capital of the Company to Great East Energy, Inc.

There were no other events after the balance-sheet date and through December 26, 2013 that would require adjustment to or disclosure in these financial statements.

SYNDERAL SERVICES LTD

Combined financial statements

for the year ended December 31, 2012

BAKER TILLY

28 Fizkultury Street
Kyiv, 03680
Ukraine

T: + 380 (44) 284 18 65
F: + 380 (44) 284 18 66

info@bakertillyukraine.com
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Report of Independent Registered Public Accounting Firm

To the shareholders of Synderal Services LTD

We have audited the accompanying combined balance sheets of Synderal Services LTD and its subsidiaries (the "Group") as of December 31, 2012, 2011 and 2010, and the related combined statements of comprehensive income, equity, and cash flows for each of the two years in the period ended December 31, 2012. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of December 31, 2012, 2011 and 2010, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

Baker Tilly Ukraine

Kyiv, Ukraine

September 27, 2013

Baker Tilly is a trademark of the UK firm Baker Tilly UK Group LLP, used by Baker Tilly Ukraine LLP under license. The Company Registration is No. 30373906.
An independent member of Baker Tilly International

SYNDERAL SERVICES LTD
Combined financial statements for the year ended December 31, 2012

SYNDERAL SERVICES LTD
Combined financial statements for the year ended December 31, 2012

COMBINED  STATEMENT OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in USD, unless otherwise stated)

		Year ended	Year ended
	Note	December 31, 2012	December 31, 2011
REVENUES AND OTHER INCOME
Gas sales		252,817	199,320
Other sales		50,067	20,650
Other income		41,633	12,056
		344,517	232,026
COSTS AND OTHER DEDUCTIONS
Operating and maintenance expenses	4	(215,436)	(150,674)
General and administrative expenses	5	(105,865)	(109,010)
Depreciation, depletion and amortization		(108,640)	(110,860)
		(429,941)	(370,544)

Finance costs		(3,449)	(2,941)
Income from sale of ERUs	6	215,885	-
INCOME (LOSS) BEFORE INCOME TAX		127,012	(141,459)

Income tax expenses (income)	7	(31,821)	1,855
NET INCOME (LOSS)		95,191	(139,604)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment		(503)	(4,475)
		(503)	(4,475)

COMPREHENSIVE INCOME		94,688	(144,079)

The information in the Notes to combined financial statements is an integral part of these statements.

SYNDERAL SERVICES LTD
Combined financial statements for the year ended December 31, 2012

COMBINED BALANCE SHEET
AS AT DECEMBER 31, 2012, 2011 AND 2010
(in USD, unless otherwise stated)

	Note	December 31, 2012	December 31, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	8	197,101	25,660	29,176
Accounts receivable, net	9	21,964	17,165	9,358
Investments	10	340,576	320,562	355,274
		57,038	55,673	60,086
Other current assets	11	4,940	2,483	2,143
Deferred income tax assets	7	3,519	3,598	9,108
		625,138	425,141	465,145

Property, plant and equipment, net	12	1,201,631	1,281,577	1,382,464
Deferred income tax assets	7	11,511	1,902	-
TOTAL ASSETS		1,838,280	1,708,620	1,847,609

LIABILITIES
Current liabilities
Loans received	13	370,848	369,152	368,040
Bank overdraft		304	127	-
Accounts payable and accrued liabilities	14	29,766	19,687	16,064
Taxes payable	15	74,283	59,476	61,291
		475,201	448,442	445,395

Notes issued	16	25,890	22,514	19,646
Asset retirement obligations	17	53,591	48,754	45,535
Deferred income tax liabilities	7	-	-	5,461
TOTAL LIABILITIES		554,682	519,710	516,037

EQUITY
Share capital/members' interest		2,840,007	2,840,007	2,838,590
Retained earnings		(1,551,431)	(1,646,622)	(1,507,018)
Accumulated other comprehensive income		(4,978)	(4,475)	-
TOTAL EQUITY		1,283,598	1,188,910	1,331,572

TOTAL LIABILITIES AND EQUITY		1,838,280	1,708,620	1,847,609

The information in the Notes to combined financial statements is an integral part of these statements.

SYNDERAL SERVICES LTD
Combined financial statements for the year ended December 31, 2012

COMBINED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in USD, unless otherwise stated)

	Year ended	Year ended
	December 31, 2012	December 31, 2011
OPERATING ACTIVITIES
Net income (loss)	95,191	(139,604)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	108,640	110,860
Deferred income taxes	(9,534)	(1,869)
Accretion expense	4,857	3,385
Finance costs	3,449	2,941
Other	96	1,845
Working capital adjustments:
Change in accounts receivable	(4,808)	(9,160)
Change in inventories	(1,388)	4,208
Change in advances paid and deferred expenses	(182)	(358)
Change in accounts payable and accrued liabilities	10,027	3,685
Change in prepaid taxes and taxes payable	12,558	(1,592)
Net cash flows provided by operating activities	218,906	(25,659)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(29,284)	(15,221)
Change in deposits	(20,148)	21,436
Receipts from sales of notes	244,023	-
Receipts from collections of loans issued	-	12,079
Net cash flows used in investing activities	194,591	18,294

FINANCING ACTIVITIES
Proceeds from loans received	11,838	2,538
Repayments of loans received	(253,841)	-
Proceeds from issue of share capital	-	1,417
Net cash flows used in financing activities	(242,003)	3,955

Effect of translation to presentation currency	(53)	(106)

Net change in cash and cash equivalents	171,441	(3,516)

Cash and cash equivalents at the beginning of year	25,660	29,176

Cash and cash equivalents at the end of year	197,101	25,660

Cash paid during the year for:
Income taxes paid	43,689	14

The information in the Notes to combined financial statements is an integral part of these statements.

SYNDERAL SERVICES LTD
Combined financial statements for the year ended December 31, 2012

COMBINED STATEMENT OF EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in USD, unless otherwise stated)

	Share capital/ members' interest	Retained earnings	Accumulated other comprehensive income	Total equity

As at 31 December 2010	2,838,590	(1,507,018)	-	1,331,572

Net loss	-	(139,604)	-	(139,604)
Other comprehensive income	-	-	(4,475)	(4,475)
Issue of share capital	1,417	-	-	1,417

As at 31 December 2011	2,840,007	(1,646,622)	(4,475)	1,188,910

Net income	-	95,191	-	95,191
Other comprehensive income	-	-	(503)	(503)

As at 31 December 2012	2,840,007	(1,551,431)	(4,978)	1,283,598

The information in the Notes to combined financial statements is an integral part of these statements.

SYNDERAL SERVICES LTD
Combined financial statements for the year ended December 31, 2012

Notes to combined financial statements

1 General information

These combined financial statements are the responsibility of the management of SSL. The statements were prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and fairly represent the transactions and financial position of the Group.

On 15 March 2013 Synderal Services LTD acquired 100% shareholding in Lispromgaz LLC for €18,000 ($23,567) and 100% shareholding in NPK-Kontakt LLC for €23,000 ($30,097).

These combined financial statements have been prepared in connection with these acquisitions and present the historical combined financial position, results of operation and cash flows of Synderal Services LTD as if it operated on a stand-alone basis as the Group.

For the purposes of these combined financial statements the “Group” has been presented as follows:

The entities of the Group	Country of incorporation	December 31, 2012	Ownership, % as at December 31, 2011	December 31, 2010
Synderal Services LTD	Cyprus	100.00	100.00	-
NPK-Kontakt LLC	Ukraine	100.00	100.00	100.00
Lispromgaz LLC	Ukraine	100.00	100.00	100.00

Synderal Services LTD was incorporated in Cyprus as a private limited liability company on 2 August 2011. The company is domiciled in Cyprus and its registered office is at 155 Archiepiskopou Makariou III, Proteas House 5th floor, 3026 Limassol, Cyprus.

The Company was incorporated in Ukraine as a limited liability company on 26 November 1991. The company is domiciled in Ukraine and its registered office is at 54, Travnya 9-th st., Lysychansk, Luhansk region, 93103, Ukraine.

The Company was incorporated in Ukraine as a limited liability company on 7 August 2003. The company is domiciled in Ukraine and its registered office is at 54, Travnya 9-th st., Lysychansk, Luhansk region, 93103, Ukraine.

The Group’s principal business is the extraction and sale of methane gas in Luhansk region, Ukraine.

2 Basis of combination

The Group’s entities maintain accounting books and records in local currencies of their domicile in accordance with the requirements of respective accounting and tax legislations. The accompanying combined financial statements have been prepared in order to present the Group's financial position and its results of operations and cash flows in accordance with US GAAP and are expressed in terms of  US Dollars ($), unless otherwise stated.

The combined financial statements are based upon the historical financial statements of Synderal Services LTD, NPK-Kontakt LLC and Lispromgaz LLC and certain adjustments that rely on preliminary estimates and certain assumptions which the management believes are reasonable under the circumstances.

3 Summary of significant accounting policies

The preparation of financial statements in conformity with US GAAP requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Although the management uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Reporting and functional currency
The functional currency of Synderal Services LTD and Group’s reporting currency is the US dollar ("USD").

The national currency of Ukraine, Ukrainian Hryvnia (“UAH”) is the functional currency for the Group’s entities that operate in Ukraine. Monetary assets and liabilities denominated in currencies other than the US dollar have been translated into US dollar at the rate prevailing at each balance sheet date. Non-monetary assets and liabilities in currencies other than the US dollar have been translated into US dollars at historical rates. Non US dollar revenues, expenses and cash flows have been translated into US dollars at rates, which approximate actual rates at the date of the transaction. Translation differences resulting from the use of these rates are included in the statement of income. The cumulative translation effects for those entities using functional currencies other than the US dollar are included in “Foreign currency translation adjustment” on the statement of equity.

Revenue recognition
Revenues from the sale of natural gas are recognized when title passes to customers, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sale price is fixed or determinable.

Cash and cash equivalents
Cash and cash equivalents comprise cash balances, call deposits and certificates of deposit with an original maturity of less than three months.

Inventories
Inventories are stated at the lower of current market value or cost. The cost of inventories is based on the FIFO method and includes expenditures and other charges directly and indirectly incurred in bringing the inventory to its existing condition and location.

Accounts receivable
Accounts receivable are recorded at their transaction amounts less allowance for doubtful debts. Allowance for doubtful debts are recorded to the extent that there is a likelihood that any of the amounts due will not be obtained.

SYNDERAL SERVICES LTD
Combined financial statements for the year ended December 31, 2012

Notes to combined financial statements

3 Summary of significant accounting policies (continued)

Property, plant and equipment
Depreciation, depletion and amortization, based on cost less estimated salvage value of the asset, are primarily determined under either the unit-of-production method or the straight-line method, which is based on estimated asset service life taking obsolescence into consideration. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

Production costs are expensed as incurred. Production involves lifting the gas to the surface and gathering, treating, field processing and field storage of the gas. Production costs are those incurred to operate and maintain wells and related equipment and facilities. These costs become part of the cost of gas produced.

Interest costs incurred to finance expenditures during the construction phase of multiyear projects are capitalized as part of the historical cost of acquiring the constructed assets. The project construction phase commences with the development of the detailed engineering design and ends when the constructed assets are ready for their intended use.

Gas properties (wells) are accounted for using the successful efforts method of accounting whereby property acquisitions, successful exploratory wells, development costs, and support equipment and facilities are capitalized and depleted using the unit-of-production method. Unsuccessful exploratory wells are expensed when a well is determined to be non-productive. Other exploratory expenditures, including geological and geophysical cost are expensed as incurred.

The Group capitalizes costs related to exploratory wells and exploratory-type stratigraphic wells for more than one year if the well has found a sufficient quantity of reserves to justify its completion as a producing well and the company is making sufficient progress assessing the reserves and the economic and operating viability of the project. If these conditions are not met or if information that raises substantial doubt about the economic or operational viability of the project is obtained, the well would be assumed impaired, and its cost, net of any salvage value, would be charged to expenses.

The capitalized costs of all other plant and equipment are depreciated or amortized over their estimated useful lives on a straight-line basis.

Long-lived assets, including gas properties, are assessed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Such events include write-downs of proved reserves based on field performance, significant decreases in the market value of an asset, significant change in the extent or manner of use of or a physical change in an asset, and a more-likely-than-not expectation that a long-lived asset or asset group will be sold or otherwise disposed of significantly sooner than the end of its previously estimated useful life. Recoverability of assets to be held and used is measured by a comparison of their carrying amount with their estimated undiscounted future cash flows expected to be generated by such aseets. Impaired assets are written down to their estimated fair values, generally their discounted, future net before-tax cash flows.

Asset retirement obligation and environmental liabilities
The Group incurs retirement obligations for certain assets. These obligations may include the costs of asset disposal and additional soil remediation. The fair value of a liability for an asset retirement obligation is recorded as a liability when there is a legal obligation associated with the retirement of a long-lived asset and the amount can be reasonably estimated. In the estimation of fair value, the Group uses assumptions and judgments regarding such factors as the existence of a legal obligation for an asset retirement obligation; technical assessments of the assets; estimated amounts and timing of settlements; discount rates; and inflation rates. The costs associated with these liabilities are capitalized as part of the related assets and depreciated. Over time, the liabilities are accreted for the change in their present value.

Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. Environmental expenditures that relate to ongoing operations or to conditions caused by past operations are expensed. Expenditures that create future benefits or contribute to future revenue generation are capitalized.

The gross amount of environmental liabilities is based on the management’s best estimate of future costs using currently available technology. Future amounts are not discounted.

Income taxes
Income taxes represent amounts paid or estimated to be payable, net of amounts refunded or estimated to be refunded, for the current year and the change in deferred taxes, exclusive of amounts recorded in other comprehensive income.

Deferred income tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities and are recognized using enacted tax rates for the effect of such temporary differences. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

SYNDERAL SERVICES LTD
Combined financial statements for the year ended December 31, 2012

Notes to combined financial statements

4 Operating and maintenance expenses

	Year ended	Year ended
	December 31, 2012	December 31, 2011
Wages and salaries	(117,931)	(119,201)
Materials	(18,227)	(7,042)
Taxes	(31,528)	-
Other expenses	(47,750)	(24,431)
	(215,436)	(150,674)

5 General and administrative expenses

	Year ended	Year ended
	December 31, 2012	December 31, 2011
Wages and salaries	(72,202)	(74,124)
Materials	(6,470)	(6,680)
Other expenses	(27,193)	(28,206)
	(105,865)	(109,010)

6 Income from sale of ERUs

Due to coal mine methane exploration, the Group generates greenhouse gas Emission Reduction Units (ERUs), which could be sold according to the procedure established by Kyoto Protocol.

In 2012 the Group verified 215 thousand tons of ERUs CO2 equivalent and sold it in July to Carbon Resource Management S.A. for €175,688.

7 Income tax expenses (income)

	Year ended December 31, 2012	Year ended December 31, 2011
Current income tax expense	(41,355)	(14)
Deferred tax	9,534	1,869
	(31,821)	1,855

The reconciliation between income tax expense and a theoretical tax:

	Year ended	Year ended
	December 31, 2012	December 31, 2011
Income (loss) before income tax
Cyprus	(4,426)	(6,699)
Ukraine	131,438	(134,760)
	127,012	(141,459)
Income tax rate
Cyprus	10.0%	10.0%
Ukraine	21.0%	23.0%
Theoretical tax at statutory rate
Cyprus	443	670
Ukraine	(27,602)	30,995
	(27,159)	31,665
Effect of change in tax rate	(4,544)	(2,130)
Tax effect of permanent differences	(684)	(27,372)
Tax effect of income not subject to tax	962	-
Operating loss carryforwards	(396)	(308)
	(31,821)	1,855

On December 3rd, 2010 the new Tax Code of Ukraine was adopted, which was effected since January 1st, 2011. In accordance with the provisions of the new Tax Code, rates of the company income tax will be reduced from 25% to 16% in several stages during 2011-2014 Deferred tax assets and liabilities are measured at the income tax rates expected to apply to taxable income in the periods in which the deferred tax liability or asset is expected to be settled or realized.

In accordance with Transitional provisions of the Tax Code of Ukraine, the tax exemption is provided to entities in regard to taxation of income of gas (methane) extraction. This exemption is temporary and expires January 1st, 2020.

For the Group’s major tax jurisdiction (Ukraine), the latest period for which income tax examinations had been finalized is the period that ended June 30, 2013.

As of December 31, 2012 the Group does not have any unrecognized tax benefits and thus no interest and penalties related to unrecognized tax benefits were accrued.

SYNDERAL SERVICES LTD
Combined financial statements for the year ended December 31, 2012

Notes to combined financial statements

7 Income taxe expenses (continued)

Tax effects of temporary differences for:

	December 31, 2012	December 31, 2011	December 31, 2010
Current deferred tax assets and liabilities
Deferred tax assets
Accounts receivable	-	-	5,419
Inventories	2,779	2,780	2,790
Accounts payable and accrued liabilities	740	818	899
Net current deferred tax assets	3,519	3,598	9,108

Noncurrent deferred tax assets and liabilities
Deferred tax assets
Property, plant and equipment	6,023	3,313	1,095
Asset retirement obligations	8,575	7,801	7,286
Operating loss carryforwards	703	308	-
Deferred tax assets valuation allowance	(703)	(308)	-
	14,598	11,114	8,381
Less: Offset of deferred tax assets and liabilities	(3,087)	(9,212)	(8,381)
Net noncurrent deferred tax assets	11,511	1,902	-

Deferred tax liabilities
Property, plant and equipment	(1,769)	(7,351)	(11,503)
Notes issued	(1,318)	(1,861)	(2,339)
	(3,087)	(9,212)	(13,842)
Less: Offset of deferred tax assets and liabilities	3,087	9,212	8,381
Net noncurrent deferred tax liabilities	-	-	(5,461)

As at December 31, 2012 the Group had tax loss carryforwards of $7,033 (2011 - $3,076). Under current Cyprus legislation, tax losses may be carried forward and be offset against taxable income of the five succeeding years. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred income tax assets are deductible, management does not expect that deferred assets for operating loss carryforwards will be realised.

The valuation allowance relates to deferred tax assets for operating loss carryforwards and reduces the deferred tax assets to amounts that are, in management’s assessment, more likely than not to be realized.

8 Cash and cash equivalents

	December 31, 2012	December 31, 2011	December 31, 2010
Cash in bank	15,942	5,509	8,954
Deposits	181,159	20,151	20,222
	197,101	25,660	29,176

9 Accounts receivable, net

	December 31, 2012	December 31, 2011	December 31, 2010
Trade receivable	13,411	17,165	7,325
Other receivable	8,553	-	2,033
	21,964	17,165	9,358

10 Investments

	December 31, 2012	December 31, 2011	December 31, 2010
Loans issued	320,433	320,562	333,796
Deposits	20,143	-	21,478
	340,576	320,562	355,274

Loans issued are non-interest loans, issued to related parties. Loans issued are shot-term loans (less than year), which were prolonged more than once. The final maturity date is December 31, 2013.

As at June 30, 2013 loans issued were fully repaid.

11 Other current assets

	December 31, 2012	December 31, 2011	December 31, 2010
Advances paid and deferred expenses	2,621	2,440	2,090
Prepaid taxes	2,319	43	53
	4,940	2,483	2,143

SYNDERAL SERVICES LTD
Combined financial statements for the year ended December 31, 2012

Notes to combined financial statements

12 Property, plant and equipment

	December 31, 2012	December 31, 2011	December 31, 2010
Wells and related equipment and facilities	1,209,354	1,199,964	1,204,199
Other assets	657,287	638,316	624,782
	1,866,641	1,838,280	1,828,981
Less: Accumulated depletion and depreciation	(665,010)	(556,703)	(446,517)
	1,201,631	1,281,577	1,382,464

The Group’s property, plant and equipment listed above include asset retirement costs associated with its asset retirement obligations (Note 17).

Exploratory wells
The following two tables provide details of the changes in the balance of suspended exploratory well costs as well as an aging summary of those costs.

Change in capitalized suspended exploratory well costs:

	Year ended	Year ended
	December 31, 2012	December 31, 2011
Beginning balance	412,193	413,647
Effect of translation to presentation currency	(165)	(1,454)
Ending balance	412,028	412,193

Aging of capitalized suspended exploratory well costs:

	December 31, 2012	December 31, 2011	December 31, 2010
Capitalized for a period of one year or less	-	-	-
Capitalized for a period of between one and five years	17,737	33,296	33,413
Capitalized for a period of between five and ten years	378,745	378,897	380,234
	396,482	412,193	413,647

Capitalized exploratory well costs are related to one project, represented by two wells drilled in 2003: $179,847 and $232,181 as at December 31, 2012. The wells were suspended pending final assessment of the operational and economic viability of the project. A decision is expected at the end of 2013.

13 Loans received

Loans received are non-interest unsecured loans, received from related parties. Loans received are shot-term loans (less than year), which were prolonged more than once. The final maturity date is December 31, 2013.

As of September 27, 2013 loans received were fully repaid.

14 Accounts payable and accrued liabilities

	December 31, 2012	December 31, 2011	December 31, 2010
Trade payable	7,501	590	430
Employee payable	15,248	15,593	14,823
Other payable	7,017	3,504	811
	29,766	19,687	16,064

As of September 26, 2013 payables for acquisition of subsidiaries were fully repaid.

15 Taxes payable

	December 31, 2012	December 31, 2011	December 31, 2010
VAT payable	56,707	57,175	58,287
Other taxes payable	17,576	2,301	3,004
	74,283	59,476	61,291

16 Notes issued

	December 31, 2012	December 31, 2011	December 31, 2010
Note issued due September 2014	9,234	8,030	7,007
Note issued due October 2015	5,622	4,889	4,266
Note issued due September 2014	11,034	9,595	8,373
	25,890	22,514	19,646

Notes issued are non-interest unsecured notes, issued to related parties. They are measured at amortized cost using the effective interest rate 15%. Accompanying expenses are presented in item 'Finance costs'.

As of September 25, 2013 notes issued were fully repaid.

The fair value hierarchy for notes issued is Level 3 and was determined through the use of present value and specific notes terms.

SYNDERAL SERVICES LTD
Combined financial statements for the year ended December 31, 2012

Notes to combined financial statements

17 Asset retirement obligations

Change in asset retirement obligations:

	Year ended	Year ended
	December 31, 2012	December 31, 2011
Beginning balance	48,754	45,535
Accretion expense	4,857	3,385
Effect of translation to presentation currency	(20)	(166)
Ending balance	53,591	48,754

Asset retirement obligations incurred in the current period were Level 3 (unobservable inputs) fair value measurements.

18 Financial instruments

There are no difference between carrying amounts and fair values of financial instruments as at all reporting dates. The fair value of financial instruments is determined by reference to observable market data and other valuation techniques as appropriate.

19 Contingencies and commitments

Operating environment
The principal business activities of the Group are within Ukraine. Emerging markets such as Ukraine are subject to different risks than more developed markets, including economic, political and social, legal and legislative risks. As has happened in the past, actual or perceived financial problems or an increase in the perceived risks associated with investing in emerging economies could adversely affect the investment climate in Ukraine and the Ukraine’s economy in general. Laws and regulations affecting businesses operating in Ukraine are subject to rapid changes and the Group’s assets and operations could be at risk if there are any adverse changes in the political and business environment.

Taxation
The tax environment in Ukraine is constantly changing and characterized by numerous taxes and frequently changing legislation, which may be applied retroactively and are often unclear, contradictory, and subject to interpretation. Taxes are subject to review and investigation by a number of authorities, which are enabled by law to impose severe fines, penalties and interest charges and these amounts could be material. Future tax examinations could raise issues or assessments which are contrary to the Group companies’ tax filings.

Management believes that it has provided adequately for tax liabilities based on its interpretations of applicable tax legislation and official pronouncements.

Environmental liabilities
The Group routinely evaluates their obligations relating to new and changing environmental legislation.

As liabilities in respect of the Group’s environmental obligations are able to be determined, they are recognized immediately. The likelihood and amount of liabilities relating to environmental obligations under proposed or any future legislation cannot be reasonably estimated at present and could become material. Under existing legislation, however, management believes that there are no significant unrecorded liabilities or contingencies, which could have a materially adverse effect on the operating results or financial position of the Group.

20 Subsequent events

On 9 May 2013, the parent company of Synderal Services LTD (Carapetta Investments Limited) entered into an agreement with Bezerius Holdings Ltd, where the former agreed to sell to the latter 100% of the share capital owned to the Synderal Services LTD.

The sale is still pending as at the date of this report and will be only fullfilled subject to the terms and conditions outlined in the Article (V) of the 'Agreement of purchase and sale of shares'.

On the same date, Carapetta Investments Limited, Synderal Services LTD and its subsidiaries (the pledgors) entered into several pledge agreements with Bezerius Holdings Ltd (the pledgee),  in order to secure the fullfilment of the agreement referred above:

- a Pledge of Share Agreement, that provides for 100% shares of Synderal Services LTD;
- a Pledge of Participatory Interest Agreement, that provides for 100% shareholdings in Lispromgaz LLC and NPK-Kontakt LLC;
- a Pledge of Assets Agreement, that provides for pledge the property, plant and equipment with book value of $417,154.

Notwithstanding existence of these pledge agreements, terms and conditions stated to the original 'Agreement of purchase and sale of shares' have to be fully met, before the completion of the sale is considered valid.

The mentioned above agreement and accompanying pledge agreements are intended to be completed before October 1, 2013.

On September 25, 2013 Synderal Services LTD received new loan from its parent company in amount of €48,700 ($65,764 as of receiving date) for the next 5 years, which was transferred to Additional paid capital on September 27, 2013.

There were no other events after the balance-sheet date and through September 27, 2013 that would require adjustment to or disclosure in these financial statements.

PROFORMA FINANCIAL STATEMENTS

The unaudited pro forma consolidated balance sheet and statement of operations reflects amounts as if the transaction, which concluded on November 26, 2013, had occurred on September 30, 2013 by and between the Company’s wholly-owned subsidiary Great East Energy, Inc. (“GEEI”) and Synderal Services LTD (“SSL”), a corporation incorporated under the laws of the State of Nevada.

The information presented in the unaudited pro forma combined financial statements does not purport to represent what the financial position or results of operations would have been had the acquisition occurred as of September 30, 2013, nor is it indicative of future financial position or results of operations. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined, or the future result that the combined company will experience after the Exchange Transaction is consummated.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of the Company.

As previously reported in the current report on Form 8-K filed by the Company with the SEC on July 31, 2013, the Company’s wholly-owned subsidiary Great East Energy, Inc., a Nevada corporation (“GEEI”), entered into a Stock Purchase Option Agreement dated July 25, 2013, as amended on November 25, 2013 (the “Option Agreement”), with BHL, whereby BHL granted to GEEI an option to purchase 1,000 shares of equity capital of Synderal Services LTD, a corporation organized under the laws of the Republic of Cyprus ("SSL"), representing all issued and outstanding shares of SSL, for $1,250,000. SSL is engaged in the gas exploration and production business in Ukraine through its two wholly-owned subsidiaries, Limited Liability Company NPK-KONTAKT and Limited Liability Company LISPROMGAZ, each a legal entity formed under the laws of Ukraine.

Under the Option Agreement, GEEI was required to pay to BHL $412,500 as an advance payment to be credited towards the purchase price of the SSL shares. The Company made the advance payment on July 25, 2013. The balance of the purchase price in the amount of $837,500 was paid by GEEI upon exercise of the option that was completed on November 25, 2013 by paying to BHL $500,000 in cash and issuing a promissory note in the principal amount of $337,500 for the balance of the option exercise price. The note bears no interest and has a maturity date of December 31, 2013. The obligations of GEEI under the note are secured by 1,000 shares of SSL purchased by GEEI under the Option Agreement in accordance with the Pledge and Security Agreement dated November 25, 2013 made by GEEI in favor of the collateral agent acting on behalf of BHL. In connection with the option exercise closing, 25,799,984 shares of Common Stock previously issued to BHL under the Option Agreement were released to BHL from escrow.

GREAT EAST ENERGY, INC.
Unaudited Proforma Consolidated Balance Sheet

	Great East Energy, Inc. September 30, 2013	Synderal Services LTD September 30, 2013		Adjustments		Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$528,706	$35,532				$564,238
Accounts receivable, net	-	9,870				9,870
Investments	-	125				125
Inventories	-	55,016				55,016
Other current assets	-	3,943				3,943
Deferred income tax assets	-	3,460				3,460
Total current assets	528,706	107,946				636,652

Long-term assets:
Deposits for investment in subsidiary	1,252,596	-		(1,252,596)		-
Property, plant and equipment, net	-	1,116,763				1,116,763
Deferred income tax assets	-	19,418				19,418
Total Long-term assets	1,252,596	1,136,181				1,136,181

Total assets	$1,781,302	$1,244,127				$1,772,833

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Bank overdraft	$-	$442				$442
Accounts payable	32,704	27,774				60,478
Taxes payable	-	10,127				10,127
Advance subscriptions from investors	837,500	-				837,500
Related party payables	25	-				25
Total current liabilities	870,229	38,343				908,572

Long-term liabilities:
Asset retirement obligations	-	56,876				56,876
Total current liabilities	-	56,876				56,876

Total liabilities	870,229	95,219				965,448

Stockholders’ equity (deficit):
Preferred stock - $.0001 par value; 10,000,000 shares
authorized; 0 shares outstanding	-	-				-
Common stock - $.0001 par value; 100,000,000 shares
authorized; 50,827,896 shares outstanding	5,083	1,417	a	(1,417)		5,083
Additional paid-in capital	4,402,578	63,362	a	1,417		4,298,890
			a	(1,252,596)
			b	1,089,608
			b	(5,479)
Advance subscriptions from investors	200,000	-				200,000
Accumulated other comprehensive income	-	(5,479)	b	5,479		-
Accumulated deficit	(3,696,588)	1,089,608	b	(1,089,608)	a	(3,696,588)
Total stockholders' deficit	911,073	1,148,908				807,385
Total liabilities and stockholders' deficit	$1,781,302	$1,244,127				$1,772,833

GREAT EAST ENERGY, INC.
Unaudited Proforma Consolidated Statement of Operations
For The Period From April 5, 2013 (Inception) To September 30, 2013 for Great East Eneregy, Inc.
For the Nine Months Ended September 30, 2013 Synderal Services LTD

	Great East Energy, Inc. From Inception to September 30, 2013	Synderal Services LTD For the Nine Months Ended September 30, 2013	Adjustments	Consolidated

REVENUES AND OTHER INCOME
Gas sales	$-	$212,845		$212,845
Other sales	-	23,635		23,635
Other income	-	19,357		19,357
Total Revenues and Other Income	$-	$255,837		$255,837

OPERATING EXPENSES

Organizational expenses	902	-		902
Operating and maintenance expenses	-	182,894		182,894
General and administrative expenses	6,132	131,783		137,915
Depreciation, depletion and amortization	-	80,978		80,978
Professional fees	3,689,554	-		3,689,554

Total Operating Expenses	3,696,588	395,655		4,092,243

Other Income (Expense):
Finance costs	-	(8,240)		(8,240)
Foreign currency translation adjustment	-	(501)		(501)
Net Other Expense	-	(8,741)		(8,741)

INCOME (LOSS) BEFORE INCOME TAX	(3,696,588)	(148,559)		(3,845,147)
Income tax benefit/(provision)	-	3,671		3,671
NET LOSS APPLICABLE TO COMMON SHARES	$(3,696,588)	$(144,888)		$(3,841,476)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.09)	$-		$(0.09)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	42,202,888	-		42,202,888

Pro Forma adjustments:

(a)	1,000 shares of equity capital of SSL in respect to the Stock Purchase Option Agreement for $1,250,000
(b)	Transfer of the accumulated deficit and accumulated other comprehensive income during the exploration stage to additional paid in capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great East Energy, Inc.

Dated: January 31, 2014	By:	/s/ Timur Khromaev
Name: Timur Khromaev
Title: Chief Executive Officer

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